Exhibit 10.28

NOTE CONVERSION AGREEMENT

This Note Conversion Agreement (“Agreement”) is entered into this 20th day of December 2007, by DRTATTOFF, LLC (the “Company”), a California limited liability company, and each of the undersigned noteholders (each a “Noteholder” and together, the “Noteholders”).

BACKGROUND

WHEREAS, the Company has previously issued to the Noteholders certain promissory notes more particularly described in Annex A attached hereto, which contents are expressly incorporated herein (each a “Note” and together, the “Notes”); and

WHEREAS, the Company has requested, and each of the Noteholders has agreed, to convert the outstanding principal amount and all accrued and unpaid interest due on the Notes into units of membership interests in the Company (the “Units”).

NOW, THEREFORE, in consideration of the foregoing, of the mutual agreements hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree follows:

1.  The parties agree that the Recitals set forth above are true and correct and are incorporated into this Agreement by reference.

2. Each Noteholder hereby agrees to convert all outstanding principal and accrued but unpaid interest due on the Notes as of December 20, 2007 (“Conversion Date”) (the sum of the unpaid principal amount, or portion hereof, plus all accrued and unpaid interest as calculated on the Conversion Date being referred to herein as the “Note Value”) into Units at a conversion price of $1.00 per Unit (the “Conversion Price”). Each Noteholder shall also receive a warrant to purchase ½ Unit, at an exercise price of $1.25 per Unit, for each Unit issued upon conversion of each Note.

3. Each Noteholder hereby agrees that on the Conversion Date any and all obligations of the Company with respect to each Note shall be deemed satisfied in its entirety, and that the Company will have no further obligation under the Note nor to each respective Noteholder in any way other than to issue the Units in the amounts set forth in Annex A attached hereto.

4. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which, taken together, shall constitute the same instrument.

5.  This Agreement may be executed by facsimile signature and that such facsimile signature shall have the same effect as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

DRTATTOFF, LLC

By:	/s/ James Morel
Name: James Morel
Title: Chief Executive Officer

ACCEPTED AND APPROVED:

/s/ Scott Woodruff
Scott Woodruff

/s/ William Kirby
William Kirby

/s/ Christopher Knight
Christopher Knight

/s/ Ian Kirby
Ian Kirby

Annex A

Note Value	Holder	Units Issuable Upon Conversion	Warrants Issuable Upon Conversion
$54,689.04	Scott Woodruff	54,690	27,345
$10,590.68	Scott Woodruff	10,591	5,296
$55,071.56	William Kirby	55,072	27,536
$143,822.47	Christopher Knight	143,823	71,912
$26,013.70	Christopher Knight	26,014	13,007
$77,732.88	Christopher Knight	77,733	38,867
$78,143.84	Ian Kirby	78,144	39,072